ATTACHMENT TO FORM 3
                             JOINT FILER INFORMATION


Name and Address:                          Daniel S. Loeb
                                           c/o Third Point LLC
                                           360 Madison Avenue, 24th Floor
                                           New York, NY 10017
Date of Event Requiring Statement:         March 21, 2005
Issuer Name and Ticker Symbol:             Flow International Corporation [FLOW]
Relationship to Issuer:                    10% Owner
Designated Filer:                          Third Point LLC


TABLE I INFORMATION
Title of Security:                         Common Stock (1)
Amount of Securities Beneficially Owned:   4,033,000 (1) (2)
Ownership Form:                            I
Nature of Indirect Beneficial Ownership:   (2)

TABLE II INFORMATION
Title of Derivative Security:              Warrants to purchase Common Stock
Date Exercisable:                          (3)
Expiration Date:                           3/16/2010
Title of Underlying Securities:            Common Stock (1)
Number of Shares:                          403,300 (1) (2)
Conversion or Exercise Price:              $4.07
Ownership Form:                            I
Nature of Indirect Beneficial Ownership:   (2)





Signature:                       /s/ Daniel S. Loeb
                                 ------------------------------
                                 Name: Daniel S. Loeb